Exhibit 99.1

Great Elm Capital Corp. Announces First Quarter 2019 Financial Results; First Quarter Net Investment Income of $0.26 Per Share; BOARD SET THIRD QUARTER 2019 DISTRIBUTION OF $0.083 PER SHARE PER MONTH; NAV PER SHARE INCREASEd BY 5.4%; ANNOUNCEd SHARE REPURCHASE PROGRAM

WALTHAM, MA, May 14, 2019 – Great Elm Capital Corp. (“we,” “us,” “our” or “GECC”), (NASDAQ: GECC), today announced its financial results for the quarter ended March 31, 2019.

FINANCIAL HIGHLIGHTS(1)

▪	Net investment income (“NII”) for the quarter ended March 31, 2019 was approximately $2.8 million, or $0.26 per share, equating to 1.1x distribution coverage for the quarter.
▪

In May 2019, the Board of Directors (the “Board”) set monthly distributions of $0.083 per share for the third quarter of 2019, representing a yield of approximately 9.1% on March 31, 2019 net asset value (“NAV”).

▪	Net assets on March 31, 2019 were approximately $114.0 million. NAV per share on March 31, 2019 was $10.89, as compared to NAV per share of $10.34 on December 31, 2018.
▪

We had approximately $0.6 million of net realized gains during the quarter ended March 31, 2019, or approximately $0.06 per share, and net unrealized appreciation of approximately $4.7 million, or approximately $0.44 per share.

▪

During the quarter ended March 31, 2019, we invested approximately $54.5 million across 14 investments(2), including six new issuers. During the quarter ended March 31, 2019, we monetized (in part or in full) approximately $59.9 million across 17 investments(3).

▪	We announced a $5 million share repurchase program to repurchase GECC shares in the open market

“We had another solid quarter, as NII covered our base distribution for the tenth consecutive quarter since inception,” remarked Peter A. Reed, GECC’s Chief Executive Officer. “In addition, our NAV per share appreciated to $10.89. We remain excited about our current portfolio and its outlook.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2019, we held 26 debt investments, totaling approximately $151.5 million and representing 81.6% of the fair market value of our total investments. First lien and/or secured debt investments comprised 100.0% of the fair market value of our debt investments. As of the same date, we held seven equity investments, totaling approximately $34.2 million and representing 18.4% of the fair market value of our total investments.

As of March 31, 2019, the weighted average current yield on our debt portfolio was 11.3%. Floating rate instruments comprised approximately 69.9% of the fair market value of debt investments.

During the quarter ended March 31, 2019, we deployed approximately $54.5 million into 14 investments (which included investments in six new companies and seven existing portfolio companies) (2). The weighted average price of the debt deployment activity was 97% of par, carrying a weighted average current yield of 10.5%.

During the quarter ended March 31, 2019, we monetized, in part or in full, 17 investments for approximately $59.9 million(3), at a weighted average current yield of 10.4%. Our weighted average realized price was 99% of par.

LEGACY FULL CIRCLE PORTFOLIO

Since the Full Circle Capital Corporation (“Full Circle”) merger closed in November 2016, we have been diligently focused on monetizing the legacy portfolio. To date, we have exited 24 positions across 16 portfolio companies, realizing an aggregate total return of $5.1 million. These realized gains represents 109% of NAV, a significant achievement given the market’s previous assessment of this portfolio.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the quarter ended March 31, 2019 was approximately $6.3 million, or $0.59 per share. Net expenses for the quarter ended March 31, 2019 were approximately $3.5 million, or $0.33 per share.

Net realized gains for the quarter ended March 31, 2019 were approximately $0.6 million, or $0.06 per share. Net unrealized appreciation from investments for the quarter ended March 31, 2019 was approximately $4.7 million, or $0.44 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2019, available liquidity from cash and money market investments was approximately $24.0 million, exclusive of our holdings of United States Treasury Bills. Total debt outstanding as of March 31, 2019 was $79.0 million, comprised of our 6.50% senior notes due September 2022 (NASDAQ: GECCL) and our 6.75% senior notes due January 2025 (NASDAQ: GECCM). Our asset coverage ratio was approximately 244.2% and our debt-to-equity ratio was 0.69x.

SELECT SUBSEQUENT ACTIVITY

Stock Repurchase Program

In March 2019, we announced a $5 million stock repurchase program to repurchase GECC common shares in the open market. Through May 13, 2019, we have repurchased 308,883 GECC shares at a weighted average price of $8.27 per share under this plan.

PE Facility Solutions, LLC

On May 10, 2019, PE Facility Solutions, LLC (“PEFS”), a majority-owned subsidiary of GECC, and a strategic buyer entered into an asset purchase agreement, pursuant to which the buyer will acquire substantially all of PEFS’ assets at a purchase price of $23.75 million (the “Acquisition”). The Acquisition is subject to certain closing conditions and is expected to close late in the second quarter or early in the third quarter of 2019. As of March 31, 2019, the outstanding principal amount of GECC’s senior secured revolving loan, senior secured term loan A and senior secured term loan B to PEFS was approximately $20.7 million in the aggregate. Although PEFS is currently a subsidiary of GECC, GECC does not consolidate PEFS in its consolidated financial statements in accordance with generally accepted accounting principles.

Distributions

In May 2019, our Board set the monthly distributions for the third quarter of 2019 at a rate of $0.083 per share, representing an annualized base distribution yield of 9.1% on March 31, 2019 NAV.

Our distribution policy has been designed to set an annual base distribution rate that is covered by NII. From time to time, as catalyst-driven investments are realized or when we out-earn our declared distributions, we may supplement monthly distributions with special distributions from NII generated in excess of the declared distributions(4).

CONFERENCE CALL AND WEBCAST

Great Elm Capital Corp. will host a conference call and webcast on Tuesday, May 14, 2019 at 10:00 a.m. Eastern Time to discuss its first quarter financial results. All interested parties are invited to participate in the conference call by dialing +1 (844) 820-8297; international callers should dial +1 (661) 378-9758. Participants should enter the Conference ID 9926969 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: http://www.investor.greatelmcc.com/events-and-presentations/presentations.

The conference call will be webcast simultaneously at:

https://edge.media-server.com/m6/p/67rwibmn.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, specialty finance company focused on investing in debt instruments of middle market companies. GECC elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. GECC targets special situations and catalyst-driven investments as it seeks to generate attractive, risk-adjusted returns through both current income and capital appreciation.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) The per share figures are based on a weighted average of shares outstanding for the three months ended March 31, 2019, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.

(2) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and PIK interest. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(3) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills and money market mutual funds.

(4) There can be no assurance that any such supplemental amounts will be received or realized, or even if received and realized, distributed or available for distribution. Past distributions are not indicative of future distributions. Distributions are declared by the Board out of the funds legally available therefor.

Great Elm Capital Corp.

Consolidated Statements of Assets and Liabilities

Dollar amounts in thousands (except per share amounts)

	March 31, 2019	December 31, 2018
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $124,725 and $137,852, respectively)	$117,328	$128,318
Non-affiliated, non-controlled short term investments, at fair value (amortized cost of $95,380 and $78,093, respectively)	95,379	78,085
Affiliated investments, at fair value (amortized cost of $90,052 and $89,854, respectively)	38,986	35,665
Controlled investments, at fair value (amortized cost of $30,429 and $20,648, respectively)	29,394	20,203
Total investments	281,087	262,271

Cash and cash equivalents	3,407	4,167
Receivable for investments sold	1,167	10,887
Interest receivable	3,158	3,255
Dividends receivable	433	9
Due from portfolio company	555	555
Due from affiliates	15	5
Prepaid expenses and other assets	391	414
Total assets	$290,213	$281,563

Liabilities
Notes payable 6.50% due September 18, 2022 (including unamortized discount of $1,069 and $1,141, respectively)	$31,562	$31,490
Notes payable 6.75% due January 31, 2025 (including unamortized discount of $1,519 and $1,588, respectively)	44,879	44,811
Payable for investments purchased	90,749	84,102
Interest payable	354	354
Distributions payable	868	3,441
Accrued incentive fees payable	6,118	5,422
Due to affiliates	947	1,069
Accrued expenses and other liabilities	782	758
Total liabilities	$176,259	$171,447

Commitments and contingencies (Note 6)	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 10,460,401 shares issued and outstanding and 10,652,401 shares issued and outstanding, respectively)	$105	$107
Additional paid-in capital	196,655	198,247
Accumulated losses	(82,806)	(88,238)
Total net assets	$113,954	$110,116
Total liabilities and net assets	$290,213	$281,563
Net asset value per share	$10.89	$10.34

Great Elm Capital Corp.

Consolidated Statements of OPERATIONS

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended March 31,
	2019	2018
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$3,849	$6,709
Non-affiliated, non-controlled investments (PIK)	-	-
Affiliated investments	198	-
Affiliated investments (PIK)	875	-
Controlled investments	514	432
Controlled investments (PIK)	284	224
Total interest income	5,720	7,365
Dividend income from:
Non-affiliated, non-controlled investments	73	106
Controlled investments	400	-
Total dividend income	473	106
Other income from:
Non-affiliated, non-controlled investments	100	17
Controlled investments	20	10
Total other income	120	27
Total investment income	$6,313	$7,498

Expenses:
Management fees	$706	$693
Incentive fees	696	966
Administration fees	211	310
Custody fees	15	14
Directors’ fees	50	49
Professional services	239	171
Interest expense	1,454	1,275
Other expenses	158	154
Total expenses	$3,529	$3,632
Net investment income	$2,784	$3,866

Net realized and unrealized gains (losses) on investment transactions:
Net realized gain (loss) from:
Non-affiliated, non-controlled investments	$608	$107
Affiliated investments	-	-
Controlled investments	-	210
Total net realized gain (loss)	608	317
Net change in unrealized appreciation (depreciation) from:
Non-affiliated, non-controlled investments	2,143	(6,459)
Affiliated investments	3,123	(1,483)
Controlled investments	(590)	(280)
Total net change in unrealized appreciation (depreciation)	4,676	(8,222)
Net realized and unrealized gains (losses)	$5,284	$(7,905)
Net increase (decrease) in net assets resulting from operations	$8,068	$(4,039)

Net investment income per share (basic and diluted):	$0.26	$0.36
Earnings per share (basic and diluted):	$0.76	$(0.38)
Weighted average shares outstanding (basic and diluted):	10,641,734	10,652,401

Media & Investor Contact:

Investor Relations

+1 617 375-3006

investorrelations@greatelmcap.com